Exhibit 5.1

February 17, 2023

The Singing Machine Company, Inc.

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

Re: Common Stock registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Singing Machine Company, Inc., a Delaware corporation (the “Company”), in connection with the At-The-Market Issuance Sales Agreement dated February 15, 2023 (the “Sales Agreement”) by and between the Company and Aegis Capital Corp. (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through the Agent (the “Offering”), up to $1,753,430 in shares of the Company’s common stock.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

1. Certificate of Incorporation of the Company, as amended;

2. Bylaws of the Company, as amended;

3. The Sales Agreement;

4. Registration Statement on Form S-3 (Registration No. 333-269183) as filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 11, 2023 (as such registration statement became effective on January 20, 2023 the “Registration Statement”) pursuant to the Securities Act;

5. The prospectus supplement filed with the Commission on February 15, 2023, pursuant to Rule 424(b)(5) promulgated under the Securities Act, together with the base prospectus dated January 20, 2023; and

6. Written consent of the Board of Directors of the Company approving the Sales Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed (i) that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW

The opinion expressed below is limited to the federal securities laws of the United States of America and the Delaware General Corporation Law and we express no opinion as to the effect on the matters covered by the laws of any other jurisdiction.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus Supplement and the Sales Agreement, will be validly issued, fully paid and non-assessable..

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Sichenzia Ross Ference LLP

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW